UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2017
ALBEMARLE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	001-12658 (Commission File Number)	54-1692118 (I.R.S. Employer Identification Number)
4350 Congress Street, Suite 700, Charlotte, North Carolina                 28209
(Address of Principal Executive Offices)                    (Zip Code)
Registrant’s Telephone Number, including Area Code: (980) 299-5700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation

Each of the Executive Compensation Committee of the Board of Directors and the Board of Directors (together, the “Board”) of Albemarle Corporation (the “Company”) took the following compensation actions.

2017 Base Salaries

On February 23, 2017 the Board established the following base salaries for certain executive officers for fiscal year 2017: Luther C. Kissam, IV ($1,000,000); Scott A. Tozier ($560,000); Karen G. Narwold ($485,000); Matthew K. Juneau ($427,000); and Donald J. LaBauve, Jr. ($293,429).

2017 Annual Incentive Plan

On February 23, 2017 the Board approved the fiscal year 2017 annual incentive plan target award percentages for certain executive officers of the Company, pursuant to the Albemarle Corporation 2008 Incentive Plan (as amended, the “Incentive Plan”). Under the Incentive Plan, each of these executive officers is eligible to receive an annual cash incentive payment of zero to two times a target percentage of their respective base salaries if certain company-wide criteria established by the Board are met for 2017. The target percentages of base salary are as follows: Mr. Kissam, (125%); Mr. Tozier (75%); Ms. Narwold (75%); Mr. Juneau (75%); and Mr. LaBauve (40%). These executive officers earn these targeted percentages for achieving target performance levels under the Incentive Plan company-wide criteria. For superior corporate performance and subject to the achievement of specific individual performance goals, up to two times target may be earned. The maximum amounts payable for 2017 are as follows: Mr. Kissam ($2,500,000); Mr. Tozier ($840,000); Ms. Narwold ($727,500); Mr. Juneau ($640,500); and Mr. LaBauve ($234,743). In 2017, if the Executive Compensation Committee certifies that earnings before interest, taxes, depreciation and amortization exceed 5% of net sales, the awards will initially be determined at maximum. The annual incentive awards actually paid to these executive officers are then adjusted to a level at or below the plan maximum in accordance with the actual Company performance, individual performance, and award targets described above. The Board bases the annual incentive awards for named executive officers on performance measures allowed by the Incentive Plan and uses its negative discretion to pay incentive awards for the executives at the performance level achieved against the goals. Any incentive payments earned under the Incentive Plan for 2017 will be paid in the first quarter of 2018.

2017 Long Term Incentive Grant

The Board approved, with a grant date of February 24, 2017, a total grant value of up to $30 million for the 2017 long term incentive plan, comprising of: (i) Stock Options, which will vest on the third anniversary of the grant date, and which will expire February 24, 2027; (ii) Restricted Stock Units (“RSUs”), one-half of which will vest on February 24, 2020 with the remaining half vesting on February 24, 2021; and (iii) Performance Stock Units (“PSUs”), one-half of which will vest in early 2020 at the time of determination that the Company’s total shareholder return (“Total Shareholder Return”) relative to its peers meets the Company’s related performance goals and one-half on January 1, 2021.

Total Shareholder Return is calculated by dividing (a) the sum of the dividends paid during the performance period and the difference between the twenty-day average daily closing price of the Company’s shares at the end and the beginning of the measurement period, by (b) the twenty-day average daily closing price of the Company’s common shares at the beginning of the performance period. The Company’s Total Shareholder Return for the 2017 grants is compared to the Total Shareholder Return of the Company’s peer group of 17 similarly-sized (in terms of revenue) chemical companies (the “Peer Group”). The threshold performance level for the PSUs is at the 25th percentile of the Peer Group and the target performance level for the PSUs is at the 50th percentile of the Peer Group. Superior performance level begins at the 75th percentile of the Peer Group results. Awards for performance between the specified performance levels will be interpolated.

Each of the grants listed above are subject to the terms set forth in the Notice of Option Grant, Notice of Restricted Stock Unit Award and Notice of TSR Performance Unit Award.

The values of the equity granted to each executive officer are set forth below, and are apportioned 25% in the form of Stock Options, 25% in the form of RSUs and 50% in the form of PSUs, except that Mr. LaBauve received 50% in the form of RSUs and 50% in the form of PSUs: Mr. Kissam ($4,000,000); Mr. Tozier ($1,000,000); Ms. Narwold ($900,000); Mr. Juneau ($600,000); and Mr. LaBauve ($150,000). The value of PSUs included in the above figures reflects the approximate number of PSUs that each named executive officer would receive for target level performance by the Company multiplied by the grant date closing stock price.

Amendment to the Albemarle Corporation Executive Deferred Compensation Plan

The Board amended the Albemarle Corporation Executive Deferred Compensation Plan, as Amended and Restated Effective January 1, 2013 (the “Plan”), so that, in the event of a qualifying Change in Control under Section 409A, a termination and liquidation of the Plan shall automatically occur with respect to all Plan Participants who experience such Change in Control event. The foregoing description of Plan amendment is qualified in its entirety by reference to the full text of the Plan amendment, attached as Exhibit 10.1 and incorporated herein by reference.

Director Compensation

In addition, each of the Nominating & Governance Committee of the Board of Directors and the Board of Directors determined that the Lead Director should receive compensation for service in that role in the amount of $100,000 per year.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On February 23, 2017, the Board of Directors amended and restated the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) to implement proxy access and to make certain other technical and conforming revisions.

Article I, Section 10(c) of the Bylaws permits a shareholder, or a group of up to 20 shareholders, who have owned at least 3% of the Company's outstanding common stock for three or more years to nominate up to 2 individuals or 20% of the number of directors then serving on the Board of Directors (whichever is greater) for election as directors, and require the Company to include such director nominees in the Company's annual meeting proxy materials, provided that such shareholder or group of shareholders satisfies the requirements set forth in Article I, Section 10. Shareholders may utilize proxy access beginning with the Company’s 2018 annual meeting of shareholders.

The foregoing description of the amendment and restatement of the Bylaws is qualified in its entirety by reference to the full text of the Company’s Bylaws, as amended and restated, attached as Exhibit 3(ii) and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On March 1, 2017, the Company entered into an agreement with JPMorgan Chase Bank, National Association, London Branch (“JPMorgan”) relating to an uncollared accelerated share repurchase program (the “ASR Program”). Pursuant to the terms of the agreement, the Company will purchase $250 million of its common stock. The Company will acquire the shares under the share repurchase program previously authorized by the Company’s Board of Directors, allowing for the repurchase of up to 15 million shares of the Company’s outstanding common stock, previously announced on November 8, 2016. The purchases will be funded through available cash on hand.
The total number of shares to ultimately be purchased by the Company under the ASR Program will generally be based on the average of the daily Rule 10b-18 volume-weighted average prices of the Company’s common stock during the term of the agreement, less an agreed discount. The actual number of shares purchased will be determined at the completion of the ASR Program. The ASR Program is expected to be completed by the end of the second quarter of 2017.
The information in this Item 7.01 is furnished pursuant to Item 7.01 of Form 8-K and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Fifth Amendment to the Albemarle Corporation Executive Deferred Compensation Plan
3(ii)    Amended and Restated Bylaws, effective February 23, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION
Date: March 1, 2017	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit
Number     Exhibit

10.1	Fifth Amendment to the Albemarle Corporation Executive Deferred Compensation Plan
3(ii)    Amended and Restated Bylaws, effective February 23, 2017